EXHIBIT 99.1

Oil States Announces Second Quarter 2018 Results

HOUSTON, July 30, 2018 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE:OIS) reported net income for the second quarter 2018 of $2.7 million, or $0.05 per diluted share. These results compare to a reported net loss for the second quarter of 2017 of $14.2 million, or $0.28 per diluted share, which included pre-tax charges of $0.8 million ($0.6 million after-tax, or $0.01 per diluted share) of severance and downsizing charges.

During the second quarter of 2018, the Company generated revenues of $285.8 million and Consolidated EBITDA (Note A) of $40.2 million. These results compare to revenues of $171.4 million and Adjusted Consolidated EBITDA (Note A) of $10.4 million reported in the second quarter of 2017 (excluding $0.8 million of severance and downsizing charges).

For the first half of 2018, the Company reported revenues of $539.4 million and Adjusted Consolidated EBITDA of $72.5 million (excluding $2.6 million of transaction-related charges and $0.8 million of severance and downsizing charges). The net loss for the first half of 2018 totaled $0.8 million and included $2.6 million ($2.0 million after-tax, or $0.03 per diluted share) of transaction-related charges and $0.8 million ($0.6 million after-tax, or $0.01 per diluted share) of severance charges. For the first half of 2017, the Company reported revenues of $322.9 million and Adjusted Consolidated EBITDA of $15.8 million (excluding $1.6 million of severance and downsizing charges). The net loss for the first half of 2017 totaled $31.9 million and included $1.6 million ($1.2 million after-tax, or $0.02 per diluted share) of severance and downsizing charges.

Oil States’ President and Chief Executive Officer Cindy B. Taylor commented, "We delivered second quarter revenues of $286 million, up 67% year-over-year, and quarterly EBITDA of $40 million, up 288% year-over-year. This vast improvement in our results was due to strong contributions from our two strategic acquisitions completed in the first quarter of this year, coupled with improved land completions activity in our key shale play regions. Our Offshore/Manufactured Products segment received a major project award for floating production facility content for a project in South America, resulting in a 1.2x book-to-bill ratio and a 6% sequential increase in total backlog."

BUSINESS SEGMENT RESULTS
(See Segment Data Tables)

Well Site Services
Well Site Services generated revenues of $125.1 million and Segment EBITDA (Note B) of $19.1 million in the second quarter of 2018 compared to revenues and Segment EBITDA of $69.4 million and $5.0 million, respectively, in the second quarter of 2017.  The 80% revenue increase was due to a 63% year-over-year increase in the number of Completion Services jobs performed, coupled with a 15% year-over-year increase in revenue per Completion Services job. Our improved results were driven by significantly increased completion-related activity levels in the United States, a continuing trend of customers utilizing more proprietary equipment and service offerings, and a full quarters' revenue contribution generated by Falcon Flowback Services, LLC (“Falcon”), which was acquired on February 28, 2018.

Downhole Technologies (acquisition of GEODynamics, Inc. closed on January 12, 2018)
In the second quarter of 2018, Downhole Technologies generated revenues of $59.3 million, Segment EBITDA of $16.1 million and a Segment EBITDA margin of 27%. The segment has performed very well compared to the acquisition economics on which the transaction was based. No results were included in the second quarter of 2017 given our acquisition of the business in January 2018.

Offshore/Manufactured Products
Offshore/Manufactured Products generated revenues and Segment EBITDA of $101.4 million and $18.5 million, respectively, in the second quarter of 2018 compared to revenues of $102.0 million and Segment EBITDA of $17.2 million in the second quarter of 2017. Revenues decreased 1% while Segment EBITDA increased 8% year-over-year. Project-driven revenues increased 2% year-over-year due to higher sales of connector products while revenues from other products and service increased 5% year-over-year. These results were partially offset by lower short-cycle product sales (elastomer and valve products), which decreased 7% year-over-year due to lower customer demand, likely due to stocking cycles. We recorded a $3.6 million insurance gain related to the settlement of a Hurricane Harvey facility claim in the second quarter of 2018, partially offset by foreign exchange losses, which impacted Segment EBITDA and margins. Excluding the insurance gain and foreign exchange losses, Segment EBITDA margin in the second quarter of 2018 was 15.5% compared to 16.8% in the second quarter of 2017. Backlog increased 6% sequentially to total $165 million at June 30, 2018 compared to $157 million at March 31, 2018 and $202 million at June 30, 2017. The second quarter book-to-bill ratio was 1.2x. During the second quarter of 2018, we received one notable major project award for floating production facility content destined for South America.

Income Taxes
The Company recognized an effective tax rate provision of 38.8% in the second quarter of 2018 which compared to an effective tax rate benefit of 26.2% in the second quarter of 2017.

Financial Condition
As of June 30, 2018, $157.9 million was outstanding under the Company’s revolving credit facility along with an additional $22.3 million of outstanding letters of credit, while cash totaled $29.1 million. The Company had access to $157.8 million of revolving credit facility availability as of June 30, 2018.

On July 25, 2018, the Company's Board of Directors extended the existing share repurchase program for one year to July 29, 2019. The amount remaining under the Company's share repurchase authorization as of June 30, 2018 was $120.5 million.

Conference Call Information
The call is scheduled for Monday, July 30, 2018 at 10:00 am CT, and is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing (888) 771-4371 in the United States or by dialing +1 847 585 4405 internationally and using the passcode 47304106. A replay of the conference call will be available one and a half hours after the completion of the call by dialing (888) 843-7419 in the United States or by dialing +1 630 652 3042 internationally and entering the passcode 47304106.

About Oil States
Oil States International, Inc. is a global oilfield products and services company serving the drilling, completion, subsea, production and infrastructure sectors of the oil and gas industry. The Company’s manufactured products include highly engineered capital equipment as well as products consumed in the drilling, well construction and production of oil and gas. Through its recent acquisition of GEODynamics, Inc., the Company is also a leading researcher, developer and manufacturer of engineered solutions to connect the wellbore with the formation in oil and gas well completions. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks and uncertainties relating to Oil States' ability to retain GEODynamics' and Falcon's customers and employees, the ability to successfully integrate GEODynamics' and Falcon's operations, product lines, technology and employees into Oil States' operations, and the ability to achieve the expected synergies as well as accretion in earnings; risks associated with the general nature of the energy service industry; and other factors discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, Periodic Reports on Form 8-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Products	$136,182	$82,750	$265,008	$155,930
Service	149,663	88,652	274,413	166,939
	285,845	171,402	539,421	322,869

Costs and expenses:
Product costs	95,324	59,309	188,300	109,659
Service costs	118,079	72,539	214,993	141,101
Selling, general and administrative expense	35,919	29,482	70,114	57,212
Depreciation and amortization expense	30,922	27,784	60,112	55,764
Other operating (income) expense, net	(3,099)	794	(1,884)	963
	277,145	189,908	531,635	364,699
Operating income (loss)	8,700	(18,506)	7,786	(41,830)

Interest expense	(4,913)	(1,149)	(9,446)	(2,223)
Interest income	123	85	202	170
Other income	571	273	1,218	270
Income (loss) before income taxes	4,481	(19,297)	(240)	(43,613)
Income tax (provision) benefit	(1,739)	5,051	(510)	11,689
Net income (loss)	$2,742	$(14,246)	$(750)	$(31,924)

Net income (loss) per share:
Basic	$0.05	$(0.28)	$(0.01)	$(0.63)
Diluted	$0.05	$(0.28)	$(0.01)	$(0.63)

Weighted average number of common shares outstanding:
Basic	59,005	50,232	58,396	50,296
Diluted	59,005	50,232	58,396	50,296

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$29,102	$53,459
Accounts receivable, net	289,806	216,139
Inventories, net	205,057	168,285
Prepaid expenses and other current assets	22,592	18,054
Total current assets	546,557	455,937

Property, plant, and equipment, net	537,701	498,890
Goodwill, net	658,034	268,009
Other intangible assets, net	253,966	50,265
Other noncurrent assets	28,868	28,410
Total assets	$2,025,126	$1,301,511

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capitalized leases	$535	$411
Accounts payable	69,416	49,089
Accrued liabilities	56,300	45,889
Income taxes payable	1,716	1,647
Deferred revenue	14,907	18,234
Total current liabilities	142,874	115,270

Long-term debt and capitalized leases	349,245	4,870
Deferred income taxes	57,066	24,718
Other noncurrent liabilities	25,288	23,940
Total liabilities	574,473	168,798

Stockholders’ equity:
Common stock	718	627
Additional paid-in capital	1,085,927	754,607
Retained earnings	1,047,873	1,048,623
Accumulated other comprehensive loss	(67,192)	(58,493)
Treasury stock	(616,673)	(612,651)
Total stockholders’ equity	1,450,653	1,132,713
Total liabilities and stockholders’ equity	$2,025,126	$1,301,511

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(750)	$(31,924)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	60,112	55,764
Stock-based compensation expense	10,861	10,954
Deferred income tax provision (benefit)	481	(14,917)
Provision for bad debt	2,530	210
Gain on disposals of assets	(927)	(210)
Amortization of debt discount and deferred financing costs	3,613	405
Other, net	(10)	29
Changes in operating assets and liabilities, net of effect from acquired businesses:
Accounts receivable	(19,134)	23,404
Inventories	(1,768)	8,689
Accounts payable and accrued liabilities	(2,251)	(3,075)
Income taxes payable	(31)	(3,211)
Other operating assets and liabilities, net	(5,792)	(1,191)
Net cash flows provided by operating activities	46,934	44,927

Cash flows from investing activities:
Capital expenditures	(38,261)	(13,291)
Acquisitions of businesses, net of cash acquired	(379,676)	(12,859)
Proceeds from disposition of property, plant and equipment	1,197	742
Other, net	(985)	(453)
Net cash flows used in investing activities	(417,725)	(25,861)

Cash flows from financing activities:
Issuance of 1.50% convertible senior notes	200,000	—
Revolving credit facility borrowings	704,469	127,929
Revolving credit facility repayments	(546,564)	(123,104)
Other debt and capital lease repayments, net	(266)	(267)
Payment of financing costs	(7,366)	—
Purchase of treasury stock	—	(16,283)
Shares added to treasury stock as a result of net share settlements due to vesting of restricted stock	(4,022)	(5,200)
Net cash flows provided by (used in) financing activities	346,251	(16,925)

Effect of exchange rate changes on cash and cash equivalents	183	1,527
Net change in cash and cash equivalents	(24,357)	3,668
Cash and cash equivalents, beginning of period	53,459	68,800
Cash and cash equivalents, end of period	$29,102	$72,468

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Well Site Services:
Completion Services	$108,368	$57,890	$191,208	$106,562
Drilling Services	16,756	11,477	34,315	22,958
Total Well Site Services	125,124	69,367	225,523	129,520
Downhole Technologies	59,274	—	105,055	—
Offshore/Manufactured Products	101,447	102,035	208,843	193,349
Total revenues	$285,845	$171,402	$539,421	$322,869

Operating income (loss):
Well Site Services:
Completion Services(2)	$1,204	$(12,547)	$(3,267)	$(29,027)
Drilling Services	(2,957)	(3,787)	(5,268)	(8,004)
Total Well Site Services	(1,753)	(16,334)	(8,535)	(37,031)
Downhole Technologies(1)	11,600	—	19,654	—
Offshore/Manufactured Products(1,2)	12,664	10,662	25,116	20,126
Corporate(1)	(13,811)	(12,834)	(28,449)	(24,925)
Total operating income (loss)	$8,700	$(18,506)	$7,786	$(41,830)

Revenues:	Well Site Services		Downhole Technologies		Offshore / Manufactured Products		Total
Three months ended June 30,	2018	2017	2018	2017	2018	2017	2018	2017
Major revenue categories:
Project-driven products	$—	$—	$—	$—	$35,225	$34,582	$35,225	$34,582
Short-cycle:
Completion products and services	108,368	57,890	59,274	—	29,783	31,117	197,425	89,007
Drilling services	16,756	11,477	—	—	—	—	16,756	11,477
Other products	—	—	—	—	7,565	8,903	7,565	8,903
Total short-cycle	125,124	69,367	59,274	—	37,348	40,020	221,746	109,387
Other products and services	—	—	—	—	28,874	27,433	28,874	27,433
	$125,124	$69,367	$59,274	$—	$101,447	$102,035	$285,845	$171,402

Revenues:	Well Site Services		Downhole Technologies		Offshore / Manufactured Products		Total
Six months ended June 30,	2018	2017	2018	2017	2018	2017	2018	2017
Major revenue categories:
Project-driven products	$—	$—	$—	$—	$76,024	$66,917	$76,024	$66,917
Short-cycle:
Completion products and services	191,208	106,562	105,055	—	62,755	56,966	359,018	163,528
Drilling services	34,315	22,958	—	—	—	—	34,315	22,958
Other products	—	—	—	—	15,011	16,125	15,011	16,125
Total short-cycle	225,523	129,520	105,055	—	77,766	73,091	408,344	202,611
Other products and services	—	—	—	—	55,053	53,341	55,053	53,341
	$225,523	$129,520	$105,055	$—	$208,843	$193,349	$539,421	$322,869

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION – SEGMENT EBITDA AND ADJUSTED SEGMENT EBITDA (B)
(In Thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Well Site Services:
Completion Services:
Operating income (loss)	$1,204	$(12,547)	$(3,267)	$(29,027)
Depreciation and amortization expense	16,816	16,193	32,198	32,721
Other income	526	295	795	279
EBITDA	18,546	3,941	29,726	3,973
Severance and downsizing charges	—	630	—	902
Adjusted EBITDA	$18,546	$4,571	$29,726	$4,875

Drilling Services:
Operating loss	$(2,957)	$(3,787)	$(5,268)	$(8,004)
Depreciation and amortization expense	3,551	4,794	7,419	9,829
Other income	5	3	380	4
EBITDA	$599	$1,010	$2,531	$1,829

Total Well Site Services:
Operating loss	$(1,753)	$(16,334)	$(8,535)	$(37,031)
Depreciation and amortization expense	20,367	20,987	39,617	42,550
Other income	531	298	1,175	283
Segment EBITDA	19,145	4,951	32,257	5,802
Severance and downsizing charges	—	630	—	902
Adjusted Segment EBITDA	$19,145	$5,581	$32,257	$6,704

Downhole Technologies:
Operating income	$11,600	$—	$19,654	$—
Depreciation and amortization expense	4,532	—	8,416	—
Other expense	—	—	(13)	—
Segment EBITDA	16,132	—	28,057	—
Transaction-related charges	—	—	211	—
Adjusted Segment EBITDA	$16,132	$—	$28,268	$—

Offshore/Manufactured Products:
Operating income	$12,664	$10,662	$25,116	$20,126
Depreciation and amortization expense	5,786	6,534	11,600	12,687
Other income (expense)	40	(25)	56	(13)
Segment EBITDA	18,490	17,171	36,772	32,800
Severance and downsizing charges	—	186	783	693
Adjusted Segment EBITDA	$18,490	$17,357	$37,555	$33,493

Corporate:
Operating loss	$(13,811)	$(12,834)	$(28,449)	$(24,925)
Depreciation and amortization expense	237	263	479	527
Other expense	—	—	—	—
EBITDA	(13,574)	(12,571)	(27,970)	(24,398)
Transaction-related charges	—	—	2,371	—
Adjusted EBITDA	$(13,574)	$(12,571)	$(25,599)	$(24,398)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In Thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net income (loss)	$2,742	$(14,246)	$(750)	$(31,924)
Income tax provision (benefit)	1,739	(5,051)	510	(11,689)
Depreciation and amortization expense	30,922	27,784	60,112	55,764
Interest income	(123)	(85)	(202)	(170)
Interest expense	4,913	1,149	9,446	2,223
Consolidated EBITDA (A)	40,193	9,551	69,116	14,204

Adjustments to Consolidated EBITDA (1,2):
Transaction-related charges	—	—	2,582	—
Severance and downsizing charges	—	816	783	1,595
Adjusted Consolidated EBITDA (A)	$40,193	$10,367	$72,481	$15,799

(1) Operating income (loss) and Segment and Consolidated EBITDA for the six months ended June 30, 2018 included transaction-related expenses of $2.4 million and $0.2 million related to Corporate and the Downhole Technologies segment, respectively, as well as severance charges of $0.8 million related to the Offshore/Manufactured Products segment.

(2) Operating income (loss) and Segment and Consolidated EBITDA for the three and six months ended June 30, 2017 included severance and downsizing charges of $0.6 million and $0.9 million, respectively, related to the Completion Services business and $0.2 million and $0.7 million, respectively, related to the Offshore/Manufactured Products segment.

(A) The terms Consolidated EBITDA and Adjusted Consolidated EBITDA consist of net income (loss) plus net interest expense, taxes, depreciation and amortization expense, and certain other items.  Consolidated EBITDA and Adjusted Consolidated EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.  Additionally, Consolidated EBITDA and Adjusted Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.  The Company has included Consolidated EBITDA and Adjusted Consolidated EBITDA as a supplemental disclosure because its management believes that Consolidated EBITDA and Adjusted Consolidated EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.  The Company uses Consolidated EBITDA and Adjusted Consolidated EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.  The table above sets forth a reconciliation of Consolidated EBITDA and Adjusted Consolidated EBITDA to net income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

(B) The terms EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA consist of operating income (loss) plus depreciation and amortization expense, and certain other items.  EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.  Additionally, EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies.  The Company has included EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA as a supplemental disclosure because its management believes that EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.  The Company uses EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.  The tables above set forth reconciliations of EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

ADDITIONAL QUARTERLY SEGMENT AND OPERATING DATA
(unaudited)

	Three Months Ended June 30,
	2018	2017
Supplemental operating data:
Offshore/Manufactured Products backlog ($ in millions)	$165.3	$202.0

Completion Services job tickets	7,927	4,863
Average revenue per ticket ($ in thousands)	$13.7	$11.9

Land drilling operating statistics:
Average rigs available	34	34
Utilization	30.1%	24.6%
Implied day rate ($ in thousands per day)	$18.0	$15.1
Implied daily cash margin ($ in thousands per day)	$1.0	$1.9

Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

Patricia Gil
Oil States International, Inc.
Director, Investor Relations
713-470-4860

SOURCE: Oil States International, Inc.